EXHIBIT 23.2

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of General Metals Corporation, of our report dated July 30, 2008, with respect to the financial statements of General Metals Corporation included in its annual reports on Form 10-KSB for the year ended April 30, 2008 and April 30, 2007, our report dated September 9, 2008, with respect to the financial statements  of General Metals Corporation included in its quarterly report on Form 10-Q for the quarter ended July 31, 2008, our report dated December 19, 2008, with respect to the financial statements  of General Metals Corporation included in its quarterly report on Form 10-Q for the quarter ended October 31, 2008 filed with the Securities and Exchange Commission.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

February 10, 2009

6490 West Desert Inn Rd., Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501